UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Domtar Corporation

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On July 12, 2021, Domtar furnished a Form 8-K relating to an announcement by Paper Excellence relating to the proposed strategic business combination under which the Paper Excellence group of companies will acquire all of the issued and outstanding shares of Domtar common stock for $55.50 per share, in cash. Domtar incorporates by reference herein the Form 8-K furnished on July 12, 2021.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Karta Halten B.V. In connection with the proposed merger, Domtar has filed a definitive proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement and Domtar’s other filings with the SEC may also be obtained from Domtar. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

PARTICIPANTS IN THE MERGER SOLICITATION

Domtar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Domtar’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this article, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Parent. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.